UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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AMERICAN REALTY CAPITAL NEW YORK
RECOVERY REIT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.
405 Park Avenue
New York, New York 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Tuesday, June 4, 2013

April 30, 2013

To the Stockholders of American Realty Capital New York Recovery REIT, Inc.:

I am pleased to invite our stockholders to the 2012 Annual Meeting of Stockholders (“Annual Meeting”) of American Realty Capital New York Recovery REIT, Inc., a Maryland corporation. The Annual Meeting will be held on Tuesday, June 4, 2013 at The W New York, located at 541 Lexington Avenue, New York, NY 10022, commencing at 12:00 p.m. (local time). At the Annual Meeting, you will be asked to (i) elect five members to the Board of Directors and (ii) consider and act on such other matters as may properly come before the Annual Meeting and any adjournment thereof.

Our Board of Directors has fixed the close of business on Monday, April 15, 2013 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Record holders of shares of our common stock, par value $0.01 per share, at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

For further information regarding the matters to be acted upon at the Annual Meeting, I urge you to carefully read the accompanying proxy statement. If you have questions about the proposals or would like additional copies of the proxy statement, please contact our proxy solicitor, Broadridge Financial Solutions, Inc. at 1-877-827-0538.

Whether you own a few or many shares and whether you plan to attend the Annual Meeting in person or not, it is important that your shares be voted on matters that come before the Annual Meeting. You may authorize a proxy to vote your shares by using a toll-free telephone number or via the Internet. Instructions for using these convenient services are provided on the enclosed proxy card and in the attached proxy statement. If you prefer, you may vote your shares by marking your votes on the proxy card, signing and dating it and mailing it in the postage paid return envelope provided. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the directors’ recommendations. If we do not hear from you after a reasonable amount of time, you may receive a telephone call from our proxy solicitor, reminding you to vote your shares.

You are cordially invited to attend the Annual Meeting. Your vote is important.

By Order of the Board of Directors,
/s/ Edward M. Weil, Jr. Edward M. Weil, President, Treasurer and Secretary

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

i

Stockholder Proposals for the 2014 Annual Meeting	27
Stockholder Proposals in the Proxy Statement	27
Stockholder Proposals and Nominations for Directors to Be Presented at Meetings	28
Annual Meeting Proxy Card	30

ii

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.
405 Park Avenue — 15th Floor
New York, New York 10022

PROXY STATEMENT

The accompanying proxy card, mailed together with this proxy statement (this “Proxy Statement”) and our 2012 Annual Report, is solicited by and on behalf of the board of directors (the “Board of Directors” or the “Board”) of American Realty Capital New York Recovery REIT, Inc., a Maryland corporation (which we refer to in this Proxy Statement as the “Company”), for use at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) and at any adjournment or postponement thereof. References in this Proxy Statement to “we,” “us,” “our” or like terms also refer to the Company, and references in this Proxy Statement to “you” refer to the stockholders of the Company. The mailing address of our principal executive offices is 405 Park Avenue — 15th Floor, New York, New York 10022. This Proxy Statement, the accompanying proxy card, Notice of Annual Meeting and our 2012 Annual Report were first mailed to our stockholders on or about Thursday, May 2, 2013.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Stockholders Meeting To Be Held on Tuesday, June 4, 2013

This Proxy Statement and our 2012 Annual Report are available at: http://www.proxyvote.com.

INFORMATION ABOUT THE MEETING AND VOTING

What is the date of the Annual Meeting and where will it be held?

The Annual Meeting will be held on Tuesday, June 4, 2013, commencing at 12:00 p.m. (local time) at The W New York, located at 541 Lexington Avenue, New York, NY 10022.

What will I be voting on at the Annual Meeting?

At the Annual Meeting, you will be asked to:

1.	elect five directors for one-year terms expiring in 2014 and until their successors are duly elected and qualified; and
2.	consider and act on such matters as may properly come before the Annual Meeting and any adjournment thereof.

The Board of Directors does not know of any matters that may be considered at the Annual Meeting other than the matters set forth above.

Who can vote at the Annual Meeting?

The record date for the determination of holders of shares of our Common Stock (as defined below) entitled to notice of and to vote at the Annual Meeting, or any adjournment or postponement of the Annual Meeting, is the close of business on April 15, 2013. As of the record date, 31,343,345 shares of our common stock, par value 0.01 per share (“Common Stock”) were issued and outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

Each share of Common Stock has one vote on each matter considered at the Annual Meeting or any adjournment or postponement thereof. The enclosed proxy card shows the number of shares of Common Stock you are entitled to vote.

How may I vote?

You may vote in person at the Annual Meeting or by proxy. Instructions for in person voting can be obtained by calling our proxy solicitor, Broadridge Financial Solutions, Inc. (“Broadridge”) at 1-800-690-6903. Stockholders may submit their votes by proxy by mail by completing, signing, dating and returning their proxy card in the enclosed envelope. Stockholders also have the following two options for authorizing a proxy to vote their shares:

•	via the Internet at http://www.proxyvote.com; or
•	by telephone, by calling 1-800-690-6903.

For those stockholders with Internet access, we encourage you to authorize a proxy to vote your shares via the Internet, a convenient means of authorizing a proxy that also provides cost savings to us. In addition, when you authorize a proxy to vote your shares via the Internet or by telephone prior to the Annual Meeting date, your proxy authorization is recorded immediately and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your shares, see your proxy card enclosed with this Proxy Statement. You may also vote your shares at the Annual Meeting. If you attend the Annual Meeting, you may submit your vote in person, and any previous votes that you submitted by mail or authorized by Internet or telephone will be superseded by the vote that you cast at the Annual Meeting.

How will proxies be voted?

Shares represented by valid proxies will be voted at the Annual Meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the shares will be voted “FOR” the election of the nominees for director named in the proxy.

The Board of Directors does not intend to present, and has no information indicating that others will present, any business at the Annual Meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters requiring the vote of our stockholders come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxies held by them in their discretion.

How can I change my vote or revoke a proxy?

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by (i) submitting a later-dated proxy either by telephone, via the Internet or in the mail to our proxy solicitor at the following address: Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717; or (ii) by attending the Annual Meeting and voting in person. No written revocation of your proxy shall be effective, however, unless and until it is received at or prior to the Annual Meeting.

What if I return my proxy but do not mark it to show how I am voting?

If your proxy card is signed and returned without specifying your choices, your shares will be voted as recommended by the Board of Directors.

What vote is required to elect directors?

There is no cumulative voting in the election of our directors. Each director is elected by the affirmative vote of a majority of votes cast at the meeting, provided a quorum is present. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote. A “broker non-vote” occurs when a broker who holds shares for the beneficial owner does not vote on a proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner of the shares.

None of the proposals, if approved, entitle stockholders to appraisal rights under Maryland law or the Charter.

What constitutes a “quorum”?

The presence at the Annual Meeting, in person or represented by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum; however, abstentions and broker non-votes will not be counted as votes cast.

Will you incur expenses in soliciting proxies?

We are soliciting the proxy on behalf of the Board of Directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. We have retained Broadridge to aid in the solicitation of proxies. Broadridge will receive a fee of approximately $38,000 which includes the reimbursement for certain costs and out of pocket expenses incurred in connection with their services, all of which will be paid by us. In addition, our directors and officers may solicit proxies by telephone or fax, without receiving any additional compensation for their services. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to forward copies of this Proxy Statement to people on whose behalf they hold shares of Common Stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the U.S. Securities and Exchange Commission (the “SEC”), we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of shares of our Common Stock.

As the date of the Annual Meeting approaches, certain stockholders may receive a telephone call from a representative of Broadridge if their votes have not yet been received. Proxies that are obtained telephonically will be recorded in accordance with the procedures described below. The Board of Directors believes that these procedures are reasonably designed to ensure that both the identity of the stockholder casting the vote and the voting instructions of the stockholder are accurately determined.

In all cases where a telephonic proxy is solicited, the Broadridge representative is required to ask for each stockholder’s full name and address, or the zip code or control number, and to confirm that the stockholder has received the proxy materials in the mail. If the stockholder is a corporation or other entity, the Broadridge representative is required to ask for the person’s title and confirmation that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to Broadridge, then the Broadridge representative has the responsibility to explain the process, read the proposal listed on the proxy card and ask for the stockholder’s instructions on the proposal. Although the Broadridge representative is permitted to answer questions about the process, he or she is not permitted to recommend to the stockholder how to vote, other than to read any recommendation set forth in this Proxy Statement. Broadridge will record the stockholder’s instructions on the card. Within 72 hours, the stockholder will be sent a letter to confirm his or her vote and asking the stockholder to call Broadridge immediately if his or her instructions are not correctly reflected in the confirmation.

What does it mean if I receive more than one proxy card?

Some of your shares may be registered differently or held in a different account. You should authorize a proxy to vote the shares in each of your accounts by mail, by telephone or via the Internet. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should call us at (212) 415-6500. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a stockholder.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports. The rule allows us to send a single set of any annual report, proxy statement, proxy statement combined with a prospectus or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our Annual Report or Proxy Statement as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies by calling us at (212) 415-6500 or by mailing a request to American Realty Capital New York Recovery REIT, Inc., 405 Park Avenue, New York, New York 10022, Attention: Investor Relations. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact us.

Whom should I call for additional information about voting by proxy or authorizing a proxy by telephone or Internet to vote my shares?

Please call Broadridge, our proxy solicitor, at 1-877-827-0538.

How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

In order for a stockholder proposal to be properly submitted for presentation at our 2014 annual meeting and included in the proxy material for next year’s annual meeting, we must receive written notice of the proposal at our executive offices during the period beginning on December 1, 2013 and ending at 5:00 p.m., Eastern Time, on December 31, 2013. Any proposal received after the applicable time in the previous sentence will be considered untimely All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: 405 Park Avenue — 15th Floor, New York, New York 10022, Attention: Edward M. Weil, Jr., President, Treasurer and Secretary. For additional information, see the section in this Proxy Statement captioned “Stockholder Proposals for the 2014 Annual Meeting.”

UNLESS SPECIFIED OTHERWISE, THE PROXIES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE ANNUAL MEETING IN 2014 AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED. IN THE DISCRETION OF THE PROXY HOLDERS, THE PROXIES WILL ALSO BE VOTED “FOR” OR “AGAINST” SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE ANNUAL MEETING.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors, including our independent directors, is responsible for monitoring and supervising the performance of our day-to-day operations by New York Recovery Advisors, LLC (the “Advisor”). Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders or (if longer) until his or her successor is duly elected and qualifies. The charter of the Company (the “Charter”) and bylaws provide that the number of directors shall be fixed by a resolution of the Board of Directors; provided, however, that from the commencement of the Company’s ongoing initial public offering the number of directors shall never be less than three or greater than ten. The number of directors on the Board is currently fixed at five.

The Board of Directors has proposed the following nominees for election as directors, each to serve for a term ending at the 2014 annual meeting of stockholders and until his successor is duly elected and qualifies: Messrs. Nicholas S. Schorsch, William M. Kahane, William G. Stanley, Robert H. Burns and Scott J. Bowman. Each nominee currently serves as a director of the Company.

The proxy holder named on the enclosed proxy card intends to vote “FOR” the election of each of the five nominees. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the proxy card or, if you are authorizing a proxy to vote your shares by telephone or the Internet, follow the instructions provided when you authorize a proxy. Directors will be elected by a majority of votes cast at the Annual Meeting, provided that a quorum is present. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

If, at the time of the Annual Meeting, one or more of the nominees should become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors. No proxy will be voted for a greater number of persons than the number of nominees described in this Proxy Statement.

Nominees

The table set forth below lists the names and ages of each of the nominees as of the date of this Proxy Statement and the position and office that each nominee currently holds with the Company:

Name	Age	Position
Nicholas S. Schorsch	52	Chairman and Chief Executive Officer
William M. Kahane	65	Director
Scott J. Bowman	56	Independent Director
William G. Stanley	57	Independent Director
Robert H. Burns	83	Independent Director

Business Experience of Nominees

Nicholas S. Schorsch

Nicholas S. Schorsch has served as the chairman of the Board and chief executive officer of the Company since our formation in October 2009. Mr. Schorsch also has been the chief executive officer of our Advisor and New York Recovery Properties, LLC (our “Property Manager”) since their formation in November 2009. Mr. Schorsch served as chairman of the board of directors of American Realty Capital Trust, Inc. (“ARCT”) until January 2013 when it completed its merger with Realty Income Corporation and, until March 2012, the chief executive officer, of ARCT, the ARCT advisor and the ARCT property manager since their formation in August 2007. Mr. Schorsch has served as the chief executive officer of the Phillips Edison — ARC Shopping Center REIT Inc. (“PE-ARC”) advisor since its formation in December 2009. Mr. Schorsch has been the chairman and the chief executive officer of American Realty Capital — Retail Centers of America, Inc. (“ARC RCA”) and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively. Mr. Schorsch has served as chairman of the board and chief executive officer of American Realty Capital

Healthcare Trust, Inc. (“ARC HT”) since its formation in August 2010 and chief executive officer of the ARC HT advisor and property manager since their formation in August 2010. Mr. Schorsch has been chairman and the chief executive officer of Business Development Corporation of America (“BDCA”) since its formation in May 2010. Mr. Schorsch has been the chairman and chief executive officer of American Realty Capital Daily Net Asset Value Trust, Inc. (“ARC DNAV”), the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010. Mr. Schorsch also has been the chairman and chief executive officer of American Realty Capital Properties, Inc. (“ARCP”) and the ARCP manager since their formation in December 2010 and November 2010, respectively. Mr. Schorsch served as chairman and chief executive officer of American Realty Capital Trust III, Inc. (“ARCT III”), the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Schorsch has been the chairman and chief executive officer of American Realty Capital Global Trust, Inc. (“ARC Global”), the ARC Global advisor and the ARC Global property manager since their formation in July 2011, July 2011 and January 2012, respectively. He has also served as the chief executive officer of American Realty Capital Trust IV, Inc. (“ARCT IV”), the ARCT IV Advisor and the ARCT IV property manager since their formation in February 2012. Mr. Schorsch has served as the chairman of the board of directors of American Realty Capital Healthcare Trust II, Inc. (“ARC HT II”) since its formation in October 2012. Mr. Schorsch has served as chairman of the board of directors of ARC Realty Finance Trust, Inc. (“ARC RFT”) since its formation in November 2012 and as chief executive officer of ARC RFT and the ARC RFT advisor since November 2012. Mr. Schorsch has as served as the chairman of the board of directors and chief executive officer of American Realty Capital Trust V, Inc. (“ARCT V”) since its formation in January 2013. Mr. Schorsch has served as chairman of the board of directors of RCS Capital Corporation (“RCS Capital”) since February 2013.

From September 2006 to July 2007, Mr. Schorsch was chief executive officer of an affiliate, American Realty Capital, a real estate investment firm. Mr. Schorsch founded and formerly served as president, chief executive officer and vice chairman of American Financial Realty Trust (“AFRT”) from its inception as a real estate investment trust (“REIT”) in September 2002 until August 2006. AFRT was a publicly traded REIT (which was listed on the NYSE within one year of its inception) that invested exclusively in offices, operation centers, bank branches, and other operating real estate assets that are net leased to tenants in the financial services industry, such as banks and insurance companies. Through American Financial Resource Group (“AFRG”), and its successor corporation, AFRT, Mr. Schorsch executed in excess of 1,000 acquisitions, both in acquiring businesses and real estate property with transactional value of approximately $5 billion, while also operating offices in Europe that focused on sale and leaseback and other property transactions in Spain, France, Germany, Finland, Norway and the United Kingdom. In 2003, Mr. Schorsch received an Entrepreneur of the Year award from Ernst & Young. From 1995 to September 2002, Mr. Schorsch served as chief executive officer and president of AFRG, AFRT’s predecessor, a private equity firm founded for the purpose of acquiring operating companies and other assets in a number of industries. Prior to AFRG, Mr. Schorsch served as president of a non-ferrous metal product manufacturing business, Thermal Reduction. He successfully built the business through mergers and acquisitions and ultimately sold his interests to Corrpro (NYSE) in 1994. Mr. Schorsch attended Drexel University. We believe that Mr. Schorsch’s current experience as chairman and chief executive officer, as applicable, of ARCT, PE-ARC, ARC RCA, ARC HT, ARC DNAV, ARC HT II, ARCP, ARCT III, ARC Global, ARCT IV, ARCT V and ARC RFT, his previous experience “s president, chief executive officer and vice chairman of AFRT, and his significant real estate acquisition experience, make him well qualified to serve as our chairman of the Board of Directors.

William M. Kahane

William M. Kahane has served as a director of the Company since our formation in October 2009. Mr. Kahane also served as president and treasurer of the Company from our formation in October 2009 until March 2012. He also served as the president and treasurer of our Advisor and our Property Manager from their formation in November 2009 until March 2012. Mr. Kahane has served as a director of ARC HT II since March 2013. Mr. Kahane has been active in the structuring and financial management of commercial real estate investments for over 35 years. Mr. Kahane served as an executive officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in August 2007 until the close of ARCT’s merger with Realty Income Corporation in January 2013. He also served as a director of ARCT from August 2007 until January 2013. Mr. Kahane has served as a director of ARC RCA since its formation in July 2010. He also had served as an executive officer of ARC RCA and the ARC RCA advisor from their formation in July 2010 and May 2010, respectively, until March 2012. Mr. Kahane also has been a director of PE-ARC and the president, chief operating officer and treasurer of the PE-ARC advisor since their formation in December 2009. Mr. Kahane served as a director of ARC DNAV and an executive officer of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager from their formation in September 2010 until March 2012. Mr. Kahane served as an executive officer of ARCT III from its formation in October 2010 until April 2012 and as an executive officer of the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until April 2012. Mr. Kahane has served as a director of ARC HT since its formation in August 2010 and had served as president and chief operating officer of ARC HT, the ARC HT advisor and the ARC HT property manager from their formation in August 2010 until March 2012. Mr. Kahane served as a director and executive officer of ARCP and as an executive officer of the ARCP advisor from their formation in December 2010 and November 2010, respectively, until March 2012. Mr. Kahane was reappointed as a director of ARCP in February 2013 in connection with the close of ARCP’s merger with ARCT III. Mr. Kahane also has been an interested director of BDCA since its formation in May 2010 and, until March 2012, was the president of BDCA. Mr. Kahane also served as president and chief operating officer of the BDCA advisor from its formation in June 2010 until March 2012. Mr. Kahane has served as chief executive officer and a director of RCS Capital since February 2013. Mr. Kahane has served as a member of the investment committee of Aetos Capital Asia Advisors, a $3 billion series of opportunistic funds focusing on assets primarily in Japan and China, since 2008.

Mr. Kahane began his career as a real estate lawyer practicing in the public and private sectors from 1974 – 1979. From 1981 – 1992, Mr. Kahane worked at Morgan Stanley & Co., specializing in real estate, becoming a managing director in 1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners which continues to operate and of which Mr. Kahane is currently the chairman. Mr. Kahane served as a trustee at AFRT (April 2003 to August 2006), during which time Mr. Kahane served as chairman of the finance committee of AFRT’s board of trustees. Mr. Kahane has been a managing director of GF Capital Management & Advisors LLC (“GF Capital”), a New York-based merchant banking firm, where he has directed the firm’s real estate investments since 2001. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5 billion of assets under management. Mr. Kahane also was on the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company, where he served as chairman. Mr. Kahane received a B.A. from Occidental College, a J.D. from the University of California, Los Angeles Law School and an M.B.A. from Stanford University’s Graduate School of Business. We believe that Mr. Kahane’s current experience as a director of ARC RCA, ARC HT, BDCA, PE-ARC, ARC HT II and RCS Capital, his prior experience as an executive officer and director of ARC DNAV, ARCT III, ARCP and ARCT, his prior experience as chairman of the board of Catellus Development Corp. and his significant investment banking experience in real estate, make him well qualified to serve as a member of our Board of Directors.

Scott J. Bowman

Scott J. Bowman was appointed as an independent director of the Company in August 2011. Scott J. Bowman was appointed as an independent director of ARC Global in May 2012. Mr. Bowman also served as an independent director of ARCT III from February 2012 until ARCT closed its merger with Realty Income Corporation in January 2013. Mr. Bowman also has served as a director of ARCP since February 2013. Mr. Bowman has over 20 years of experience in global brand and retail management in addition to retail store development. Mr. Bowman has served as the Group President of Global Retail and International Development at The Jones Group Inc. (NYSE: JNY) since June 2012. Mr. Bowman founded Scott Bowman Associates in May 2009 and has served as its chief executive officer since such time. Scott Bowman Associates provides global management, business development, retail market and network strategies, licensing, strategic planning and international strategy and operations support to leading retailers and consumer brands. From May 2005 until September 2008, Mr. Bowman served as president of Polo Ralph Lauren International Business Development where he was also a member of the executive committee and capital committee. From June 2007 until September 2008, Mr. Bowman served as chairman of Polo Ralph Lauren Japan. During his time with Polo Ralph Lauren, Mr. Bowman led the effort to transform the company’s business in Asia from a licensed structure to a direct, integrated subsidiary of Polo Ralph Lauren. The transformation included upgraded merchandising, marketing, store development processes, restructuring remaining partnership agreements as well as leading the effort to buy back control of key operating territories in Asia. From 2003 to 2005, Mr. Bowman served as founder and chief executive officer of Scott Bowman Associates International Retail Consultancy. From May 1998 until January 2003, Mr. Bowman served as an executive officer of two subsidiaries of LVMH Moet Hennessy Louis Vuitton. From February 2001 until January 2003, Mr. Bowman served as the chief executive officer of Marc Jacobs Int’l. From May 1998 until January 2001, he was the region president of Duty Free Shoppers. Mr. Bowman has been the chairman of the board of Colin Cowie Enterprises, a multi-platform digital events and lifestyle company, since its formation in March 2011. He was also a member of the boards of directors of Stuart Weitzman from February 2009 until April 2010 and The Health Back, a specialty and e-commerce retailer, from May 2004 until September 2007. Mr. Bowman received his B.A. from the State University of New York at Albany. We believe that Mr. Bowman’s extensive experience in global brand and retail management and retail store development make him well qualified to serve as a member of our Board of Directors.

William G. Stanley

William G. Stanley was appointed as an independent director of the Company in October 2009 and was appointed as our lead independent director in August 2012. Mr. Stanley has served as an independent director of BDCA since January 2011, RCS Capital since February 2013 and the lead independent director of ARCT IV since January 2013. Mr. Stanley also served as an independent director of ARCT from January 2008 until ARCT closed its merger with Realty Income Corporation in January 2013. Mr. Stanley is the founder and managing member of Stanley Laman Securities, LLC, a FINRA member broker-dealer, since 2004, and the founder and president of The Stanley-Laman Group, Ltd., or SLG, a registered investment advisor for high net worth clients since 1997. Mr. Stanley serves on the Advisory Board of Highland Capital’s, High Cap Group. Highland Capital is a wholly owned subsidiary of National Financial Partners (NYSE: NFP). The Stanley-Laman Group has two separate groups within the organization, the Planning Group and the Investment Management Group. The Planning Group represents high net worth families and family offices specializing in business continuity and estate planning using proprietary computer models and tax planning techniques that have been researched, applied and refined over 30 years. SLG represents some of the wealthiest families in the world and has recently expanded its planning practice to international client matters. The Investment Management Group manages portfolios using proprietary trading and security selection techniques along with a global economic research. SLG acts as a separate account manager for other financial advisors nationally through Charles Schwab’s Institutional Separate Account Manager Platform. Mr. Stanley has earned designations as a Chartered Financial Consultant, Chartered Life Underwriter, and received his Masters Degree in Financial Services from the American College in 1997. Mr. Stanley served as an auditor for General Electric Capital from 1977 to 1979 and as a registered representative for Capital Analysts, Inc. of Radnor, Pennsylvania, a national investment advisory firm that specialized in sophisticated planning for high net worth individuals from 1979 to 1991. Mr. Stanley received a B.A. from Concord University and a Masters of Financial Services from The American College. He has also received the following designations: Chartered Life Underwriter from The American College; Chartered Financial Consultant from The American College. We believe that Mr. Stanley’s current experience as an independent director of ARC RCA, RCS Capital, ARCT IV and BDCA, his previous experience as an independent director of ARCT, his significant background in the finance and investment management industry and his service on the board of directors of other public companies in the past, make him well qualified to serve as a member of our Board of Directors.

Robert H. Burns

Robert H. Burns was appointed as an independent director of the Company in October 2009. He was appointed as an independent director of ARC HT in March 2012. Mr. Burns has also served as an independent director of ARCT III from January 2011 to March 2012 and ARCT V since January 2013. He also served as an independent director of ARCT from January 2008 until January 2013 when ARCT closed its merger with Realty Income Corporation. Mr. Burns is a hotel industry veteran with an international reputation and over thirty years of hotel, real estate, food and beverage and retail experience. He founded and built the luxurious Regent International Hotels brand, which he sold in 1992. From 1970 to 1992, Mr. Burns served as chairman and chief executive officer of Regent International Hotels, where he was personally involved in all strategic and major operating decisions. Mr. Burns and his team of professionals performed site selection, obtained land use and zoning approvals, performed all property due diligence, financed each project by raising both equity and arranging debt, oversaw planning, design and construction of each hotel property, and managed each asset. Each Regent hotel typically contained a significant food and beverage element and high-end retail component, frequently including luxury goods such as clothing, jewelry, as well as retail shops. Mr. Burns opened the first Regent hotel in Honolulu, Hawaii, in 1970. From 1970 to 1979, the company opened and managed a number of prominent hotels, but gained international recognition in 1980 with the opening of The Regent Hong Kong, which had many amenities and attracted attention throughout the world. In all, Mr. Burns developed over 18 major hotel projects including the Four Seasons Hotel in New York City, the Beverly Wilshire Hotel in Beverly Hills, the Four Seasons Hotel in Milan, Italy, and the Four Seasons Hotel in Bali, Indonesia. Mr. Burns currently serves as chairman of Barings’ Chrysalis Emerging Markets Fund, a position he has held since 1991, and as a director of Barings’ Asia Pacific Fund, a position he has held since 1986. Additionally, he has been a member of the executive committee of the board of directors of Jazz at Lincoln Center in New York City since 2000. He also chairs the Robert H. Burns Foundation which he founded in 1992. The Robert H. Burns Foundation funds the education of Asian students at American schools. Mr. Burns frequently lectures at Stanford Business School. Mr. Burns served as a faculty member at the University of Hawaii from 1963 to 1994 and as president of the Hawaii Hotel Association from 1968 to 1970. Mr. Burns began his career in Sheraton’s Executive Training Program in 1958, and advanced within Sheraton and then within Westin Hotels from 1962 to 1963. He later spent eight years with Hilton International Hotels from 1963 to 1970. Mr. Burns graduated from the School of Hotel Management at Michigan State University in 1958 and the University of Michigan’s Graduate School of Business in 1960 after serving three years in the U.S. Army in Korea. For the past five years Mr. Burns has devoted his time to owning and operating Villa Feltrinelli on Lago di Garda, a small, luxury hotel in northern Italy, and working on developing hotel projects in Asia, focusing on Vietnam and China. We believe that Mr. Burns’ current experience as a director of ARC HT and ARCT V, his prior experience as a director of ARCT III and ARCT and his experience as a real estate developer for over 40 years, during which he developed over 18 major hotel projects, make him well qualified to serve as a member of our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF MESSRS. NICHOLAS S. SCHORSCH, WILLIAM M. KAHANE, WILLIAM G. STANLEY, ROBERT H. BURNS AND SCOTT J. BOWMAN AS MEMBERS OF THE BOARD OF DIRECTORS TO SERVE UNTIL THE 2014 ANNUAL STOCKHOLDERS MEETING AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

Information About the Board of Directors and its Committees

The Board of Directors ultimately is responsible for the management and control of our business and operations. We have no employees and have retained the Advisor to manage our day-to-day operations, including the acquisition of our properties. The Advisor is wholly owned by American Realty Capital III, LLC (the “Sponsor”), which is indirectly majority owned and controlled by Mr. Nicholas S. Schorsch, our chairman and chief executive officer, and Mr. William M. Kahane, one of the Company’s directors.

The Board of Directors held a total of eight meetings during the fiscal year ended December 31, 2012 and took action by written consent on nine occasions. All directors and nominees attended at least 75% of the total number of meetings while they were a member of the Board of Directors. All of our directors attended the 2012 annual stockholders’ meeting. We anticipate that all directors and nominees will attend the Annual Meeting. We encourage all directors and director nominees to attend our annual meetings of stockholders.

The Board of Directors has approved and organized an audit committee. The Company does not currently have a compensation committee, nominating and corporate governance committee or a conflicts committee. The Board of Directors carries out the responsibilities typically associated with compensation committees, nominating and corporate governance committees or conflicts committees. The Company does not have any employees and compensation of directors is set by the entire Board. The Board of Directors does not believe that any marked efficiencies or enhancements would be achieved by the creation of a separate compensation committee at this time.

Leadership Structure of the Board of Directors

Nicholas S. Schorsch serves as both our chairman of the Board and our chief executive officer. As chief executive officer, Mr. Schorsch is responsible for the daily operations of the Company and implementing the Company’s business strategy. The Board of Directors believes that because the chief executive officer is ultimately responsible for ensuring the successful operation of the Company and its business, which is also the main focus of the Board’s deliberations, the chief executive officer is the most qualified director to act as chairman. The Board of Directors may modify this structure to best address the Company’s circumstances for the benefit of its stockholders when appropriate.

On October 5, 2012, the Board of Directors appointed William G. Stanley as the lead independent director of the Company. The Board of Directors has appointed a lead independent director to provide an additional measure of balance, ensure the Board’s independence, and enhance the Board’s ability to fulfill its management oversight responsibilities.

The lead independent director chairs meetings or executive sessions of the independent directors, reviews and comments on Board of Directors’ meeting agendas, represents the views of the independent directors to management, facilitates communication among the independent directors and between management and the independent directors, acts as a liaison with service providers, officers, attorneys, and other directors generally between meetings, serves as a representative and speaks on behalf of the Company at external seminars, conferences, in the media and otherwise and otherwise assumes such responsibilities as may be assigned to him by the Board. Consistent with current practices, the Company compensates Mr. Stanley for acting as lead independent director.

The Company’s management believes that having a majority of independent, experienced directors, including a lead independent director with specified responsibilities on behalf of the Board, provides the right leadership structure for the Company and is best for the Company and its stockholders at this time.

Oversight of Risk Management

The Board of Directors has an active role in overseeing the management of risks applicable to the Company. The entire Board is actively involved in overseeing risk management for the Company through its approval of all property acquisitions, incurrence and assumptions of debt, its oversight of the Company’s executive officers and the Advisor, managing risks associated with independence of the members of the Board, and reviewing and approving all transactions with affiliated parties and resolving other conflicts of interest between the Company and its subsidiaries, on the one hand, and the Sponsor, any director, the Advisor or their respective affiliates, on the other hand. The audit committee oversees management of accounting, financial, legal and regulatory risks.

Audit Committee

The Board of Directors established an audit committee in September 2010. Our audit committee held four meetings during the fiscal year ended December 31, 2012. The charter of the audit committee is available to any stockholder who requests it c/o American Realty Capital New York Recovery REIT, Inc., 405 Park Avenue, 15th Floor, New York, NY 10022. The audit committee charter is also available on the Company’s website at http://newyorkrecoveryreit.com by clicking on “Investor Relations — Audit Committee Charter”. Our audit committee consists of Messrs. William G. Stanley, Robert H. Burns and Scott J. Bowman, each of whom is “independent” within the meaning of the applicable (i) provisions set forth in the Charter and (ii) requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable SEC rules. The Board has determined that William G. Stanley is qualified as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and the rules and regulations of the SEC and is an independent director.

The audit committee, in performing its duties, monitors:

•	our financial reporting process;
•	the integrity of our financial statements;
•	compliance with legal and regulatory requirements;

•	the independence and qualifications of our independent and internal auditors, as applicable; and
•	the performance of our independent and internal auditors, as applicable.

During the fiscal year ended December 31, 2012, all of the members of the audit committee voted to approve the filing of the Company’s Annual and Quarterly Reports.

The audit committee’s report on our financial statements for the fiscal year ended December 31, 2012 is discussed below under the heading “Audit Committee Report.

Stockholders who would like to propose an independent director candidate for the consideration of the Board of Directors may do so by following the procedures under the section entitled “Stockholder Proposals for the 2014 Annual Meeting — Stockholder Proposals and Nominations for Directors to Be Presented at Meetings” on page 28 of this Proxy Statement.

Oversight of Nominations and Corporate Governance

The Company does not have a standing nominating and corporate governance committee. The Board of Directors believes that because of the size and composition of the Board of Directors, it is more efficient and cost effective for the full Board of Directors to perform the duties of a nominating and corporate governance committee and of a conflicts committee. The entire Board of Directors, including our independent directors, is responsible for (i) identifying qualified individuals to become directors of the Company, (ii) recommending director candidates to fill vacancies on the Board and to stand for election by the stockholders at the annual meeting, (iii) recommending committee assignments, (iv) periodically assessing the performance of the Board and (v) reviewing and recommending appropriate corporate governance policies and procedures for the Company, including developing and recommending a code of business conduct and ethics for the Company’s executive officers and senior financial officers and annually reviewing such code.

The Board of Directors believes that diversity is an important attribute of the members who comprise our Board of Directors and that the members should represent an array of backgrounds and experiences. In making its determinations, the Board reviews the appropriate experience, skills and characteristics required of directors in the context of our business. This review includes, in the context of the perceived needs of the Board at that time, issues of knowledge, experience, judgment and skills relating to the understanding of the real estate industry, accounting or financial expertise. This review also includes the candidate’s ability to attend regular Board meetings and to devote a sufficient amount of time and effort in preparation for such meetings. The Board also gives consideration to the Board having a diverse and appropriate mix of backgrounds and skills and each nominee’s ability to exercise independence of thought, objective perspective and mature judgment and understand our business operations and objectives.

The Board of Directors will consider candidates nominated by stockholders provided that the stockholder submitting a nomination has complied with procedures set forth in the Company’s bylaws. See “Stockholder Proposals for the 2014 Annual Meeting” for additional information regarding stockholder nominations of director candidates.

Oversight of Conflicts of Interest

The Company does not have a standing conflicts committee. Instead, the entire Board of Directors, including our independent directors, is responsible for approving transactions, and resolving other conflicts of interest, between the Company and its subsidiaries, on the one hand, and the Sponsor, any director, the Advisor or their respective affiliates, on the other hand. The Board of Directors is responsible for reviewing and approving all transactions with affiliated parties, all purchase or leases of properties from or sales or leases to an affiliate, and reviewing and approving all agreements and amendments to agreements between the Company and affiliates, including the Sponsor or Advisor and their subsidiaries.

During the fiscal year ended December 31, 2012, all of the members of the Board of Directors reviewed our policies and report that they are being followed by us and are in the best interests of our stockholders. Please read “Certain Relationships and Related Transactions — Affiliated Transactions Best Practices Policy.” Certain of the factors considered by the Board of Directors are set forth in the financial statements (including the footnotes thereto) and Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in our Annual Report on Form 10-K for the year ended December 31, 2012. The Board reviewed the material transactions between the Sponsor, the Advisor and their respective affiliates, on the one hand, and us, on the other hand, which occurred during the fiscal year ended December 31, 2012. The Board has determined that all our transactions and relationships with our Sponsor, Advisor and their respective affiliates during the fiscal year ended December 31, 2012 were fair and were approved in accordance with the policies referenced in “Certain Relationships and Related Transactions” below.

In March 2011, Realty Capital Securities, LLC (our “Dealer Manager”), an entity directly or indirectly under common control with the Sponsor that was retained by the Company to act as dealer manager in connection with the Company’s initial public offering, adopted best practices guidelines related to affiliated transactions applicable to all the issuers whose securities are traded on its platform (which includes the Company) that requires that each such issuer adopt guidelines that, except under limited circumstances, (i) restrict such issuer from entering into co-investment or other business transactions with another investment program sponsored by the American Realty Capital group of companies and (ii) restrict sponsors of investment programs from entering into co-investment or other business transactions with their sponsored issuers. Accordingly, on March 17, 2011, all of the members of the Board voted to approve the Company’s affiliated transaction best practices policy incorporating the Dealer Manager’s best practices guidelines.

Director Independence

Under our organizational documents, we must have at least three but not more than ten directors. The Charter currently fixes the number of directors at five. A majority of these directors must be “independent” except for a period of up to 60 days after the death, resignation or removal of an independent director. An “independent director” is defined under the Charter as one who is not associated and has not been associated within the last two years, directly or indirectly, with our Sponsor or Advisor. A director is deemed to be associated with our Sponsor or Advisor if he or she: (a) owns an interest in our Sponsor, Advisor or any of their affiliates; (b) is employed by our Sponsor, Advisor or any of their affiliates; (c) is an officer or director of the Sponsor, Advisor or any of their affiliates; (d) performs services, other than as a director, for us; (e) is a director for more than three REITs organized by our Sponsor or advised by our Advisor; or (f) has any material business or professional relationship with our Sponsor, Advisor or any of their affiliates. A business or professional relationship is considered material per se if the gross revenue derived by the director from our Sponsor and our Advisor and affiliates exceeds 5% of the director’s (i) annual gross revenue, derived from all sources, during either of the last two years, or (ii) net worth, on a fair market value basis. An indirect relationship includes circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law, is or has been associated with our Sponsor, Advisor, any of their affiliates or us.

The Board of Directors has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the listing standards of the NASDAQ Stock Market (“NASDAQ”), even though our shares are not listed on NASDAQ. Based upon information solicited from each nominee, the Board of Directors has affirmatively determined that Scott J. Bowman, William G. Stanley and Robert H. Burns have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) other than as a director of the Company and are “independent” within the meaning of NASDAQ’s director independence standards and audit committee independence standards, as currently in effect. Our Board of Directors has determined that each of the three independent directors satisfy the listing standards for independence of NASDAQ. There are no familial relationship between any of our directors and executive officers.

Communications with the Board of Directors

The Company’s stockholders may communicate with the Board of Directors by sending written communications addressed to such person or persons in care of American Realty Capital New York Recovery Trust, Inc., 405 Park Avenue, 15th Floor, New York, New York 10022, Attention: Edward M. Weil, Jr., President, Treasurer and Secretary. Mr. Weil will deliver all appropriate communications to the Board of Directors no later than the next regularly scheduled meeting of the Board of Directors. If the Board of Directors modifies this process, the revised process will be posted on the Company’s website.

COMPENSATION AND OTHER INFORMATION CONCERNING OFFICERS,
DIRECTORS AND CERTAIN STOCKHOLDERS

Compensation Discussion and Analysis

We currently have no employees. Our Advisor performs our day-to-day management functions. Our executive officers, Messrs. Nicholas S. Schorsch, Edward M. Weil, Jr., Michael A. Happel, Peter M. Budko and Brian S. Block, are all employees of the Advisor and do not receive any compensation directly from the Company for the performance of their duties as executive officers of the Company. See “Certain Relationships and Related Transactions” below for a discussion of fees and expenses payable to the Advisor and its affiliates.

Directors and Executive Officers

The following table presents certain information as of the date of this Proxy Statement concerning each of our directors and executive officers serving in such capacity:

Name	Age	Principal Occupation and Positions Held
Nicholas S. Schorsch	52	Chairman of the Board of Directors and Chief Executive Officer
Edward M. Weil, Jr.	46	President, Treasurer and Secretary
Michael A. Happel	50	Executive Vice President and Chief Investment Officer
Peter M. Budko	53	Executive Vice President and Chief Operating Officer
Brian S. Block	41	Executive Vice President and Chief Financial Officer
William M. Kahane	65	Director
William G. Stanley	57	Independent Director
Robert H. Burns	83	Independent Director
Scott J. Bowman	56	Independent Director

Nicholas S. Schorsch

Please see “Business Experience of Nominees” on pages 5 – 6 for biographical information about Mr. Schorsch.

William M. Kahane

Please see “Business Experience of Nominees” on pages 6 – 7 for biographical information about Mr. Kahane.

Edward M. Weil, Jr.

Edward M. Weil, Jr. has served as president, treasurer and secretary of the Company since March 2012. Prior to such time, Mr. Weil served as executive vice president and secretary of the Company since our formation in October 2009. Mr. Weil has also been an executive officer of the Advisor and Property Manager since their formation in November 2009. Mr. Weil served as an executive officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in August 2007 through March 2012. He has served as the executive vice president and secretary of the PE-ARC advisor since its formation in December 2009. Mr. Weil has served as an executive officer of ARC RCA and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively. Mr. Weil has served as an executive officer of ARC HT, the ARC HT advisor and the ARC HT property manager since their formation in August 2010. Mr. Weil served as a director of ARCT III beginning in February 2012 and as an executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Weil has served as an executive officer, and, beginning in March 2012, a director, of ARC DNAV, and has served as an executive officer of the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010. Mr. Weil has served as an executive officer, and, beginning in March 2012, a director, of ARCP since its formation in December 2010 and has served as an executive officer of the ARCP manager since its formation in November 2010. Mr. Weil has been a director and an executive officer of ARC Global, the ARC Global advisor and the ARC Global property manager since their formation in July 2011, July 2011 and January 2012, respectively. Mr. Weil has served as the president, chief operating officer, treasurer and secretary of ARCT IV, the ARCT IV advisor and the ARCT IV property manager since their formation in February 2012. Mr. Weil was appointed as a director of ARCT IV in

January 2013. Mr. Weil has served as a director of ARCT V since its formation in January 2013 and as president, chief operating officer, treasurer and secretary of ARCT V, the ARCT V advisor and the ARCT V property manager since their formation in January 2013. Mr. Weil has served as the president, chief operating officer, treasurer and secretary of ARC HT II, the ARC HT II advisor and the ARC HT II property manager since their formation in October 2012. Mr. Weil served as the president, treasurer and secretary of ARC RFT and the ARC RFT advisor from November 2012 until January 2013. Mr. Weil has served as president, treasurer, secretary and a director of RCS Capital since February 2013. Mr. Weil has served as the executive vice president and secretary of the BDCA advisor since its formation in June 2010. Mr. Weil has been the chief executive officer of Realty Capital Securities, LLC, since December 2010. Mr. Weil was formerly the senior vice president of sales and leasing for AFRT from April 2004 to October 2006, where he was responsible for the disposition and leasing activity for a 33 million square foot portfolio of properties. Under the direction of Mr. Weil, his department was the sole contributor in the increase of occupancy and portfolio revenue through the sales of over 200 properties and the leasing of over 2.2 million square feet, averaging 325,000 square feet of newly executed leases per quarter. After working at AFRT, from October 2006 to May 2007, Mr. Weil was managing director of Milestone Partners Limited and prior to joining AFRT, from 1987 to April 2004, Mr. Weil was president of Plymouth Pump & Systems Co. Mr. Weil attended George Washington University. Mr. Weil holds FINRA Series 7, 24 and 63 licenses.

Michael A. Happel

Michael A. Happel has served as executive vice president, chief investment officer and as an observer to the Board since the Company’s formation in October 2009. Mr. Happel has over 20 years of experience investing in real estate, including office, retail, multifamily, industrial, and hotel properties, as well as real estate companies. Mr. Happel also has served as executive vice president and chief investment officer of the Advisor and Property Manager since their formation in November 2009. From 1988 to 2002, he worked at Morgan Stanley & Co., specializing in real estate and becoming co-head of acquisitions for the Morgan Stanley Real Estate Funds (“MSREF”), in 1994. While at MSREF, he was involved in acquiring over $10 billion of real estate and related assets in MSREF I and MSREF II. As stated in a report prepared by Wurts & Associates for the Fresno County Employees’ Retirement Association for the period ending September 30, 2008, MSREF I generated approximately a 48% gross internal rate of return for investors and MSREF II generated approximately a 27% gross internal rate of return for investors. In 2002, Mr. Happel left Morgan Stanley & Co. to join Westbrook Partners, a large real estate private equity firm with over $5 billion of real estate assets under management at the time. From October 2004 to May 2009, he served Atticus Capital, a multi-billion dollar hedge fund, as the head of real estate with responsibility for investing primarily in REITs and other publicly traded real estate securities. Mr. Happel received a B.A. in economics from Duke University and a J.D. from Harvard Law School.

Peter M. Budko

Peter M. Budko has served as executive vice president and chief operating officer of the Company since our formation in October 2009. He also has served as the executive vice president of our Advisor and Property Manager since their formation in November 2009. Mr. Budko served as executive vice president and chief investment officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in 2007 through March 2012. Mr. Budko has served as executive vice president and chief investment officer of the PE-ARC advisor since its formation in December 2009. Mr. Budko has served as executive vice president and chief investment officer of ARC RCA and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively. Mr. Budko has served as executive vice president, and until February 2011 as chief investment officer, of ARC HT, the ARC HT advisor and the ARC HT property manager since their formation in August 2010. Mr. Budko served as an executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Budko has served as an executive officer of BDCA and the BDCA advisor since their formation in May 2010 and June 2010, respectively. Mr. Budko has served as executive vice president and chief investment officer of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010. Mr. Budko also has been executive vice president and chief investment officer of ARCP and the ARCP manager since their formation in December 2010 and November 2010, respectively. Mr. Budko also has been an executive officer of ARC Global, the ARC Global advisor and the ARC Global property manager since their formation in July 2011, July 2011 and January 2012, respectively. Mr. Budko has served as executive vice president and chief investment officer of ARCT IV, the ARCT IV advisor and the ARCT IV property manager since their formation in February 2012. Mr. Budko has served as the executive vice president of ARC HT II, the ARC HT II advisor and the ARC HT II property manager since their formation in October 2012. Mr. Budko has served as the executive vice president of ARC RFT and the ARC RFT advisor since their formation in November 2012 and as president of ARC RFT and the ARC RFT advisor since January 2013. Mr. Budko was appointed as a director of ARC RFT in January 2013. Mr. Budko has served as chief investment officer and a director of RCS Capital since February 2013. From January 2007 to July 2007, Mr. Budko was chief operating officer of an affiliated American Realty Capital real estate investment firm. Mr. Budko founded and formerly served as managing director and group head of the Structured Asset Finance Group, a division of Wachovia Capital Markets, LLC from 1997 – 2006. The Structured Asset Finance Group structures and invests in real estate that is net leased to corporate tenants. While at Wachovia, Mr. Budko acquired over $5 billion of net leased real estate assets. From 1987 – 1997, Mr. Budko worked in the Corporate Real Estate Finance Group at NationsBank Capital Markets (predecessor to Bank of America Securities), becoming head of the group in 1990. Mr. Budko received a B.A. in physics from the University of North Carolina.

Brian S. Block

Brian S. Block has served as executive vice president and chief financial officer of the Company since our formation in October 2009. He also has served as the executive vice president and chief financial officer of our Advisor and Property Manager since their formation in November 2009. Mr. Block has served as executive vice president and chief financial officer of ARCT, the ARCT advisor and the ARCT property manager from their formation in 2007 through March 2012. Mr. Block has served as executive vice president and chief financial officer of the PE-ARC advisor since its formation in December 2009. Mr. Block has served as executive vice president and chief financial officer of ARC RCA and the ARC RCA advisor since their formation in July 2010 and May 2010, respectively. Mr. Block has served as executive vice president and chief financial officer of ARC HT, the ARC HT advisor and the ARC HT property manager since their formation in August 2010. Mr. Block served as an executive officer of ARCT III, the ARCT III advisor and the ARCT III property manager from their formation in October 2010 until the close of ARCT III’s merger with ARCP in February 2013. Mr. Block served as chief financial officer and treasurer of BDCA from its formation in May 2010 until February 2013, and has served as chief financial officer of the BDCA advisor from its formation in June 2010 until February 2013. Mr. Block has served as chief financial officer of ARC DNAV since its formation in September 2010. Mr. Block has served as executive vice president and chief financial officer of ARC DNAV, the ARC DNAV advisor and the ARC DNAV property manager since their formation in September 2010. Mr. Block also has been executive vice president and chief financial officer of ARCP and the ARCP manager since their formation December 2010 and November 2010, respectively. Mr. Block also has been executive vice president and chief financial officer of ARC Global, the ARC Global advisor and the ARC Global property manager since their formation in July 2011, July 2011 and January 2012, respectively. Mr. Block has served as the executive vice president and chief financial officer of ARCT IV, the ARCT IV advisor and the ARCT IV property manager since their formation in February 2012. Mr. Block served as the executive vice president and chief financial officer of ARC RFT and the ARC RFT advisor from November 2012 until January 2013. Mr. Block has served as a chief financial officer and executive vice president of ARCT V, the ARCT V advisor and the ARCT V property manager since their formation in January 2013. Mr. Block has served as chief financial officer, assistant secretary and a director of RCS Capital since February 2013. Mr. Block is responsible for the accounting, finance and reporting functions at the American Realty Capital group of companies. He has extensive experience in SEC reporting requirements, as well as REIT tax compliance matters. Mr. Block has been instrumental in developing the American Realty Capital group of companies’ infrastructure and positioning the organization for growth. Mr. Block began his career in public accounting at Ernst & Young and Arthur Andersen from 1994 to 2000. Subsequently, Mr. Block was the chief financial officer of a venture capital-backed technology company for several years prior to joining AFRT in 2002. While at AFRT, Mr. Block served as senior vice president and chief accounting officer and oversaw the financial, administrative and reporting functions of the organization. Mr. Block discontinued working for AFRT in August 2007. He is a certified public accountant and is a member of the AICPA and PICPA. Mr. Block serves on the REIT Committee of the Investment Program Association. Mr. Block received a B.S. from Albright College and an M.B.A. from La Salle University.

William G. Stanley

Please see “Business Experience of Nominees” on page 8 for biographical information about Mr. Stanley.

Robert H. Burns

Please see “Business Experience of Nominees” on pages 8 – 9 for biographical information about Mr. Burns.

Scott J. Bowman

Please see “Business Experience of Nominees” on page 7 for biographical information about Mr. Bowman.

Compensation of Directors

The following table sets forth information regarding compensation of our directors during the fiscal year ended December 31, 2012:

Name	Fees Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total Compensation ($)
Nicholas S. Schorsch(1)	$—	$—	$—	$—	$—	$—	$—
William M. Kahane(2)	—	—	—	—	—	—	—
Scott J. Bowman(3)	46,500	27,000	—	—	—	—	73,500
William G. Stanley(4)	102,500	27,000	—	—	—	—	129,500
Robert H. Burns(5)	46,000	27,000	—	—	—	—	73,000

(1)	Mr. Schorsch, who is an executive officer of the Company, receives no additional compensation for serving as a director.
(2)	Mr. Kahane, who until March 2012, was an executive officer of the Company, receives no additional compensation for serving as a director.
(3)	Mr. Bowman earned fees in the amount of $54,750 for services as a director during the fiscal year ended December 31, 2012. The payment of $46,500 represents $45,000 and $1,500 for services rendered during the years ended December 31, 2012 and 2011, respectively.
(4)	Mr. Stanley earned fees in the amount of $110,750 for services as a director, including fees earned for being the lead director, during the fiscal year ended December 31, 2012. The $102,500 payment represents $101,000 and $1,500 for services rendered during the years ended December 31, 2012 and 2011, respectively.
(5)	Mr. Burns earned fees in the amount of $54,250 for services as a director during the fiscal year ended December 31, 2012 of which $46,000 was paid as of December 31, 2012.

We pay to each of our independent directors the fees described in the table below. All directors also receive reimbursement of reasonable out of pocket expenses incurred in connection with attendance at meetings of our Board of Directors. If a director also is our employee or an employee of our advisor or any of their affiliates, we do not pay compensation for services rendered as a director.

Name	Fees Earned or Paid in Cash ($)	Restricted Shares
Independent Directors	Additional yearly retainer of $55,000 for the lead independent director and $30,000 for each independent director; $2,000 for all meetings personally attended by the directors ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $1,500 for each meeting attended via telephone; $750 per transaction reviewed and voted upon via electronic board meeting up to a maximum of $2,250 for three or more transactions reviewed and voted upon per meeting.(1)(2)	Pursuant to our restricted share plan adopted in September 2010, each independent director will receive an automatic grant of 3,000 restricted shares on the date of each annual stockholders’ meeting. Each independent director is also granted 3,000 restricted shares of common stock on the date of initial election to the board. The restricted shares vest over a five year period following the grant date in increments of 20% per annum.
We also will pay each independent director for each external seminar, conference, panel, forum or other industry-related event attended in person and in which the independent director actively participates, solely in his or her capacity as an independent director of the Company, in the following amounts:
2,500 for each day of an external seminar, conference, panel, forum or other industry-related event that does not exceed four hours, or
$5,000 for each day of an external seminar, conference, panel, forum or other industry-related event that exceeds four hours.
In either of the above cases, we will reimburse, to the extent not otherwise reimbursed, an independent director’s reasonable expenses associated with attendance at such external seminar, conference, panel, forum or other industry-related event. An independent director cannot be paid or reimbursed for attendance at a single external seminar, conference, panel, forum or other industry-related event by us and another company for which he or she is a director.

Name	Fees Earned or Paid in Cash ($)	Restricted Shares
Each independent director also is entitled to receive an award of 3,000 restricted shares of common stock under our employee and director incentive restricted share plan when he or she joins the board and on the date of each annual stockholder’s meeting thereafter. Restricted stock issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20% per annum.

(1)	If there is a Board meeting and one or more committee meetings in one day, the director’s fees shall not exceed $2,500 ($3,000 for the chairperson of the audit committee if there is a meeting of such committee).
(2)	An independent director who is also an audit committee chairperson will receive an additional $500 for personal attendance of all audit committee meetings.

Share-Based Compensation

Stock Option Plan

We have adopted a stock option plan to provide incentive compensation to attract and retain qualified directors, officers, advisors, consultants and other personnel, including our Advisor, Property Manager and affiliates, as well as personnel of our Advisor, Property Manager and affiliates, and any joint venture affiliates of ours. Our stock option plan will be administered by the Board. The compensation committee, as appointed by the Board, will have the full authority: (1) to administer and interpret the stock option plan; (2) to authorize the granting of awards; (3) to determine the eligibility of directors, officers, advisors, consultants and other personnel, including our Advisor, Property Manager and affiliates, as well as personnel of our Advisor, Property Manager and affiliates, and any joint venture affiliates of ours, to receive an award; (4) to determine the number of shares of common stock to be covered by each award (subject to the individual participant limitations provided in the stock option plan); (5) to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the stock option plan); (6) to prescribe the form of instruments evidencing such awards; and (7) to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the stock option plan or the administration or interpretation thereof; however, neither the compensation committee nor Board may take any action under our stock option plan that would result in a repricing of any stock option without having first obtained the affirmative vote of our stockholders. In connection with this authority, the compensation committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The total number of shares that may be made subject to awards under our stock option plan initially will be 500,000 (as such number may be adjusted for stock splits, stock dividends, combinations and similar events). We may not issue options or warrants to purchase shares to our Advisor, our directors or any of their affiliates except on the same terms as such options or warrants, if any, are sold to the general public. Further, the amount of the options or warrants issued to our Advisor, our directors or any of their affiliates cannot exceed an amount equal to 10% of outstanding shares on the date of grant of the warrants and options.

If any vested awards under the stock option plan are paid or otherwise settled without the issuance of common stock, or any shares of common stock are surrendered to or withheld by us as payment of all or part of the exercise price of an award and/or withholding taxes in respect of an award, the shares that were subject to such award will not be available for re-issuance under the stock option plan. If any awards under the stock option plan are cancelled, forfeited or otherwise terminated without the issuance of shares of common stock (except as described in the immediately preceding sentence), the shares that were subject to such award will be available for re-issuance under the stock option plan. Shares issued under the stock option plan may be authorized but unissued shares or shares that have been reacquired by us. If the compensation committee determines that any dividend or other distribution (whether in the form of cash, common stock or other property), recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the stock option plan, then the compensation committee will make equitable changes or adjustments to any of or all the following: (i) the number and kind of shares of stock or other property (including cash) that may thereafter be issued in connection with awards; (ii) the number and kind of shares of stock or other property (including cash) issued or issuable in respect of outstanding awards; (iii) the exercise price, base price or purchase price relating to any award; and (iv) the performance goals, if any, applicable to outstanding awards. In addition, the compensation committee may determine that any such equitable adjustment may be accomplished by making a payment to the award holder, in the form of cash or other property (including but not limited to shares of stock). Awards under the stock option plan are intended to either be exempt from, or comply with, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

Notwithstanding any other provisions the stock option plan to the contrary, no stock option issued pursuant thereto may be exercised if such exercise would jeopardize our status as a REIT under the Code. The following table sets forth information regarding securities authorized for issuance under our stock option plan as of December 31, 2012:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	—	—	500,000
Total	—	—	500,000

Restricted Share Plan

On September 22, 2010, the Board of Directors adopted an employee and director incentive restricted share plan (the “RSP”). The RSP provides for the automatic grant of 3,000 restricted shares of Common Stock to each of the independent directors, without any further action by our Board of Directors or the stockholders, on the date of each annual stockholder’s meeting. Restricted shares issued to independent directors will vest over a five-year period following the first anniversary of the date of grant in increments of 20% per annum. The RSP provides us with the ability to grant awards of restricted shares to our directors, officers and employees (if we ever have employees), employees of the Advisor and its affiliates, employees of entities that provide services to us, directors of the Advisor or of entities that provide services to us, certain of our consultants and certain consultants to the Advisor and its affiliates or to entities that provide services to us. The total number of shares of our Common Stock reserved for issuance under the RSP is equal to 5.0% of our authorized shares, and in any event will not exceed 7,500,000 shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

Restricted share awards entitle the recipient to receive shares of our Common Stock under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient’s employment or other relationship us. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in shares of our Common Stock shall be subject to the same restrictions as the underlying restricted shares. There were 19,800 unvested shares outstanding under the RSP at December 31, 2012.

STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of April 15, 2013, in each case including shares of Common Stock which may be acquired by such persons within 60 days, by:

•	each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;
•	each of the Company’s officers and directors; and
•	all of the Company’s officers and directors as a group.

Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class
New York Recovery Special Limited Partnership, LLC(2)	20,000	*
Nicholas S. Schorsch	—	—
William M. Kahane	—	—
Michael A. Happel	—	—
Peter M. Budko	—	—
Brian S. Block	—	—
Edward M Weil, Jr.	—	—
Scott J. Bowman	6,022 (3)	*
William G. Stanley	30,384 (4)	*
Robert H. Burns	21,975 (5)	*
All directors and executive officers as a group (9 persons)	78,381 (6)	*

*	Less than 1%
(1)	The business address of each individual or entity listed in the table is 405 Park Avenue, New York, New York 10022.
(2)	New York Recovery Special Limited Partnership, LLC is 100% owned by American Realty Capital III, LLC, which is directly or indirectly owned by Nicholas S. Schorsch, William M. Kahane, Peter M. Budko, Brian S. Block, Michael A. Happel and Edward M. Weil, Jr. and controlled by Nicholas S. Schorsch and William M. Kahane.
(3)	Includes 6,000 restricted shares held by Mr. Bowman which vest annually over a five-year period in equal installments beginning with the anniversary of the date of grant.
(4)	Includes 1,000 restricted shares held by Mr. Stanley which vest annually over a five-year period in equal installments beginning with the anniversary of the date of grant.
(5)	Includes 1,000 restricted shares held by Mr. Burns which vest annually over a five-year period in equal installments beginning with the anniversary of the date of grant.
(6)	Includes 20,000 shares held by New York Recovery Special Limited Partnership, LLC. See footnote 2.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Advisor

We entered into an amended and restated advisory agreement with our advisor on November 12, 2012, as may be amended from time to time, whereby our Advisor will manage our day-to-day operations. Within 30 days after the end of each calendar quarter (subject to the approval of the board of directors), we, as the general partner of the operating partnership, will pay an asset management subordinated participation by issuing a number of restricted Class B Units to our Advisor equal to: (i) the excess of (A) the product of (y) the cost of assets multiplied by (z) 0.1875% over (B) any amounts payable as an oversight fee (as described below) for such calendar quarter; divided by (ii) the value of one share of common stock as of the last day of such calendar quarter; provided, however, that if the amounts payable as an oversight fee for such calendar quarter exceed the amount determined under clause (A) for such calendar quarter, or an excess oversight fee, no Class B Units shall be issued for such calendar quarter and the excess oversight fee shall be carried forward to the next succeeding calendar quarter and included with and treated as amounts payable as an oversight fee for the next succeeding quarter for purposes of determining the amount of restricted Class B Units issuable for the next succeeding calendar quarter; provided further, however, that the sum of (I) the amounts determined under clause (i) above for a calendar year plus (II) the amounts payable as an oversight fee for such calendar year, shall not be less than 0.75% of the cost of assets for such calendar year. Class B Units are subject to forfeiture until such time as: (a) the value of the operating partnership's assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pretax, non-compounded annual return thereon, or the “economic hurdle”; (b) any one of the following events occurs concurrently with or subsequently to the achievement of the economic hurdle described above: (i) a listing of our common stock on a national securities exchange; (ii) a transaction to which we or our operating partnership shall be a party, as a result of which OP Units or our common stock shall be exchanged for or converted into the right, or the holders of such securities shall otherwise be entitled, to receive cash, securities or other property or any combination thereof; or (iii) the termination of the advisory agreement without cause; and (c) the Advisor pursuant to the advisory agreement is providing services to us immediately prior to the occurrence of an event of the type described in clause (b) above, unless the failure to provide such services is attributable to the termination without cause of the advisory agreement by an affirmative vote of a majority of our independent directors after the economic hurdle described above has been met. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated for any reason other than a termination without cause. Any outstanding Class B Units will be forfeited immediately if the advisory agreement is terminated without cause by an affirmative vote of a majority of our board of directors before the economic hurdle described above has been met.

We have agreed to reimburse our Advisor up to 1.5% of gross offering proceeds from our ongoing initial public offering for organization and offering expenses and for expenses actually incurred (including personnel costs) related to selecting, evaluating and acquiring assets on our behalf regardless of whether we actually acquire the related assets, which may include reimbursements to our Advisor for other organization and offering expenses up to 0.5% of the aggregate gross proceeds raised in our ongoing initial public offering for third-party due diligence fees included in detailed and itemized invoices. Personnel costs associated with providing such services will be determined based on the amount of time incurred by the respective employee of our Advisor and the corresponding payroll and payroll related costs incurred by our affiliate. Third-party due diligence fees may include fees for reviewing financial statements, offering documents, organizational documents, agreements and marketing materials, analysis of SEC and FINRA correspondence, and interviews with management. We will pay to our Advisor or its assignees an acquisition fee of 1.0% of the contract purchase price of each property acquired (including our pro rata share of debt attributable to such property) and 1.0% of the amount advanced for a loan or other investment (including our pro rata share of debt attributable to such investment).

Total acquisition fees and financing coordination fees incurred for the year ended December 31, 2012 were $3.6 million and $1.2 million, respectively. For the year ended December 31, 2012, we received a net credit from our Advisor of $1.2 million for offering costs and reimbursements, as the Advisor elected to reimburse offering costs in excess of 15% of proceeds from the sale of common stock. Asset management fees of $0.5 million were assessed for the year ended December 31, 2012; however, the Advisor elected to waive (not defer) such asset management fees. Asset management fees through June 30, 2012, were waived. Effective July 1, 2012, the Company began issuing to the Advisor restricted performance based Class B units for asset management services, which will be forfeited immediately if certain conditions occur. In December 2012 and January 2013, the board of directors approved the issuance of 43,968 and 72,211 Class B units to the Advisor in connection with this arrangement.

Nicholas S. Schorsch, our chief executive officer and chairman of our Board of Directors, is the chief executive officer of the Advisor. Edward M. Weil, Jr., our president, treasurer and secretary is the president, treasurer and secretary of the Advisor. Peter M. Budko, our executive vice president and chief operating officer is the executive vice president and chief operating officer of the Advisor. Brian S. Block, our executive vice president and chief financial officer, is the executive vice president and chief financial officer of the Advisor. Michael Happel, our executive vice president and chief investment officer, is also the executive vice president and chief investment officer of our Property Manager.

For the ownership interests of the Company’s current and former officers and directors in the parent company of our Property Manager, see “— Dealer Manager” below.

Property Manager

We have entered into an amended and restated management agreement with our Property Manager. We will pay to our Property Manager fees equal to, for non-hotel properties, 4.0% of gross revenues from the properties managed plus market-based leasing commissions. For the management and leasing of our hotel properties, we will pay a fee based on a percentage of gross revenues at a market rate in light of the size, type and location of the hotel property plus a customary incentive fee based on performance. Notwithstanding the foregoing, in the case of both hotel and non-hotel properties, our Property Manager may be entitled to receive higher fees if our Property Manager demonstrates to the satisfaction of a majority of the directors (including a majority of the independent directors) that a higher competitive fee is justified for the services rendered. We also will reimburse the Property Manager for property-level expenses that they pay or incur on our behalf, including reasonable salaries, bonuses and benefits of persons employed by the Property Manager except for the salaries, bonuses and benefits of persons who also serve as one of our executive officers or as an executive officer of the Property Manager or its affiliates. Our Property Manager may subcontract the performance of its property management and leasing duties to third parties and pay all or a portion of its property management fee to the third parties with whom it contracts for these services. If we contract directly with third parties for such services we will pay them customary market fees and will pay our Property Manager an oversight fee equal to 1.0% of the gross revenues of the property managed. In no event will we pay our Property Manager or any affiliate both a property management fee and an oversight fee with respect to any particular property. Property management fees of $0.5 million were incurred for the year ended December 31, 2012; however, the Property Manager elected to waive (not defer) such property management fees, and the Property Manager will determine if a portion or all of such fees will be waived in subsequent periods on a quarter-to-quarter basis.

Nicholas S. Schorsch, our chief executive officer and chairman of the Board, also is the chief executive officer of our Property Manager. Edward M. Weil, Jr., our president, treasurer and secretary, is the president, chief operating officer, secretary and treasurer of our Property Manager. Michael A. Happel, our executive vice president, chief investment officer and an observer the Board, also is the executive vice president and chief investment officer of our Property Manager. Peter M. Budko, our executive vice president and chief operating officer, also is the executive vice president of our Property Manager. Brian S. Block, our executive vice president and chief financial officer, also is the executive vice president and chief financial officer of our Property Manager.

For the ownership interests of the Company’s current and former officers and directors in the parent company of our Property Manager, see “— Dealer Manager” below.

Dealer Manager

We have entered into a Dealer Manager agreement with our Dealer Manager. We will pay to our Dealer Manager a selling commission equal to 7.0% of the gross offering proceeds from this offering, except that no selling commissions will be paid on shares sold under our distribution reinvestment plan. Our Dealer Manager will reallow all of the selling commission to participating broker-dealers. Alternatively, a participating broker-dealer may elect to receive a fee equal to 7.5% of gross proceeds from the sale of shares by such participating broker-dealer, with 2.5% thereof paid at the time of such sale and 1% thereof paid on each anniversary of the closing of such sale up to and including the fifth anniversary of the closing of such sale, in which event, a portion of the Dealer Manager fee will be reallocated such that the combined selling commission and Dealer Manager fee do not exceed 10% of gross proceeds of our primary offering. Our Dealer Manager will repay to the company any excess over FINRA’s 10.0% underwriting compensation limitation under FINRA Rule 2310, or FINRA’s 10% cap, if the offering is abruptly terminated after reaching the minimum amount, but before reaching the maximum amount, of offering proceeds. Our Dealer Manager also will waive the selling commission with respect to shares sold by an investment advisory representative. Additionally, we will pay to our Dealer Manager a Dealer Manager fee equal to 3% of the gross offering proceeds sold through broker-dealers. Our Dealer Manager may reallow all or part of the Dealer Manager fee to participating broker-dealers. We will not pay a Dealer Manager fee for shares purchased through our distribution reinvestment plan. Our Dealer Manager may reallow all or part of the dealer manager fee to participating broker-dealers. During the fiscal year ended December 31, 2012, the Company incurred $12.6 million to our Dealer Manager for commissions and dealer manager fees, of which approximately $8.2 million was paid to participating broker-dealers and $1.3 million was reallowed to participating broker dealers.

Nicholas S. Schorsch, our chief executive officer and chairman of our board of directors, and William M. Kahane, one of our directors, together indirectly own a majority of the ownership and voting interests of our Dealer Manager. Edward M. Weil, Jr., our president, treasurer and secretary, has been the chief executive officer of our Dealer Manager since December 2010. Louisa Quarto is president of our Dealer Manager and John H. Grady currently serves as the chief operating officer and chief compliance officer of our Dealer Manager.

The parent company of our Dealer Manager is under common ownership with AR Capital, LLC (“ARC”) and our Property Manager and Advisor are owned directly or indirectly by ARC. ARC also directly or indirectly wholly owns our Advisor and our Property Manager. ARC is owned by current and former officers and/or directors of the Company as follow: Nicholas S. Schorsch, our chairman and chief executive officer, and William M. Kahane, a current director, own a controlling interest in ARC and each of Peter M. Budko, an executive vice president and our chief operating officer, Brian S. Block, an executive vice president and our chief financial officer and Edward M. Weil, Jr., our president, treasurer and secretary are equity holders of ARC.

Affiliated Transaction Best Practices Policy

In March 2011, our Dealer Manager adopted best practices guidelines related to affiliated transactions applicable to all the issuers whose securities are traded on its platform (which includes the Company) that requires that each such issuer adopt guidelines that, except under limited circumstances, (i) restrict such issuer from entering into co-investment or other business transactions with another investment program sponsored by the American Realty Capital group of companies and (ii) restrict sponsors of investment programs from entering into co-investment or other business transactions with their sponsored issuers.

Accordingly, on March 17, 2011, all of the members of the Board voted to approve the Company’s affiliated transaction best practices policy incorporating the Dealer Manager’s best practices guidelines, pursuant to which we may not enter into any co-investments or any other business transaction with, or provide funding or make loans to, directly or indirectly, any investment program or other entity sponsored by the American Realty Capital group of companies or otherwise controlled or sponsored, or in which ownership (other than certain minority interests) is held, directly or indirectly, by Nicholas Schorsch and/or William Kahane, that is a non-traded REIT or private investment vehicle in which ownership interests are offered through securities broker-dealers in a public or private offering, except that we may enter into a joint investment with a Delaware statutory trust (a “DST”) or a group of unaffiliated tenant in common owners (“TICs”) in connection with a private retail securities offering by a DST or to TICs, provided that such investments are in the form of pari passu equity investments, are fully and promptly disclosed to the stockholders of the Company and will be fully documented among the parties with all the rights, duties and obligations assumed by the parties as are normally attendant to such an equity investment, and that the Company retains a controlling interest in the underlying investment, the transaction is approved by the independent directors of the Board after due and documented deliberation, including deliberation of any conflicts of interest, and such co-investment is deemed fair, both financially and otherwise. In the case of such co-investment, the Advisor will be permitted to charge fees at no more than the rate corresponding to the Company’s percentage co-investment and in line with the fees ordinarily attendant to such transaction. At any one time, our investment in such co-investments will not exceed 10% of the value of our portfolio.

Certain Conflict Resolution Procedures

Every transaction that we enter into with our Advisor or its affiliates will be subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our Advisor or any of its affiliates.

In order to reduce or eliminate certain potential conflicts of interest, the Charter contains a number of restrictions relating to: (1) transactions we enter into with our sponsor, our directors, our officers, our Advisor and its affiliates, and certain of our stockholders, (2) certain future offerings, and (3) allocation of investment opportunities among affiliated entities. Some of these restrictions are set forth below:

•	We will not purchase or lease properties in which our sponsor, our Advisor, any of our directors, any of our officers, any of their respective affiliates or certain of our stockholders has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to our sponsor, our Advisor, any of our directors, any of our officers, any of their respective affiliates or certain of our stockholders unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction determines that the transaction is fair and reasonable to us.
•	We will not make any loans to our sponsor, our Advisor, any of our directors, any of our officers, any of their respective affiliates or certain of our stockholders, except that we may make or invest in mortgage, bridge or mezzanine loans involving our sponsor, our Advisor, our directors, our officers, their respective affiliates or certain of our stockholders if an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, our Advisor, any of our directors, any of our officers, any of their respective affiliates or certain of our stockholders will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.
•	Our Advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, that our Advisor must reimburse us for the amount, if any, by which our total operating expenses paid during the previous fiscal year exceeded the greater of: (i) 2% of our average invested assets for that fiscal year; and (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that fiscal year.
•	Before our Advisor may take advantage of an investment opportunity for its own account or recommend it to others our Advisor is obligated to present such opportunity to us if (a) such opportunity is compatible with our investment objectives and policies, (b) such opportunity is of a character which could be taken by us, and (c) we have the financial resources to take advantage of such opportunity.
•	If an investment opportunity becomes available that is suitable, under all of the factors considered by our Advisor, for both us and one or more other entities affiliated with our Advisor and for which more than one of such entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. It will be the duty of our board of directors, including the independent directors, to insure that this method is applied fairly to us. In determining whether or not an investment opportunity is suitable for more than one program, our Advisor, subject to approval by our board of directors, shall examine, among others, the following factors:

•	the anticipated cash flow of the property to be acquired and the cash requirements and anticipated cash flow of each program;
•	the effect of the acquisition both on diversification of each program’s investments by type of property, geographic area and tenant concentration;
•	the policy of each program relating to leverage of properties;
•	the income tax effects of the purchase to each program;
•	the size of the investment; and
•	the amount of funds available to each program and the length of time such funds have been available for investment.
•	If a subsequent development, such as a delay in the closing of such investment or a delay in the construction of a property, causes any such investment, in the opinion of our board of directors and our Advisor, to be more appropriate for a program other than the program that committed to make the investment, our Advisor may determine that another program affiliated with our Advisor or its affiliates will make the investment. Our board of directors has a duty to ensure that the method used by our Advisor for the allocation of the acquisition of investments by two or more affiliated programs seeking to acquire similar types of assets is applied fairly to us.
•	We will not accept goods or services from our Advisor or its affiliates or enter into any other transaction with our Advisor or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report on its activities during the fiscal year ended December 31, 2012. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

To the Directors of American Realty Capital New York Recovery REIT, Inc.:

We have reviewed and discussed with management American Realty Capital New York Recovery REIT, Inc.’s audited financial statements as of and for the year ended December 31, 2012.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in American Realty Capital New York Recovery REIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012.

Audit Committee

Scott J. Bowman
Robert H. Burns
William G. Stanley

INDEPENDENT AUDITOR’S FEES

Grant Thornton LLP (“Grant Thornton”) audited our financial statements for the fiscal year ended December 31, 2012. Grant Thornton reports directly to our audit committee. A representative from Grant Thornton will be present at the Annual Meeting. The following presents aggregate fees billed to the Company for the fiscal years ended December 31, 2012 and December 31, 2011 by Grant Thornton.

Audit Fees

Audit fees billed were $138,755 and $143,555 for the fiscal years ended December 31, 2012 and December 31, 2011, respectively. The fees were for professional services rendered for audits of the Company’s annual consolidated financial statements, reviews of the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q and consents on the Company’s amendments to Form S-11.

Audit Related Fees

Fees for the year ended December 31, 2012 and December 31, 2011 were $36,295 and $18,645. These fees were for opinions on financial statements of business acquired by the Company.

Tax Fees

There were no tax fees billed for the fiscal years ended December 31, 2012 and 2011.

All Other Fees

There were no other fees billed for the fiscal years ended December 31, 2012 or December 31, 2011. The aggregate fees billed by the independent auditor for the fiscal years ended December 31, 2012 and December 31, 2011 were $175,050 and $162,200, respectively.

PRE-APPROVAL POLICIES AND PROCEDURES

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the related requirements of the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. All services rendered by Grant Thornton were pre-approved by the Audit Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than 10% of the Common Stock of the Company to file initial reports of ownership of such securities and reports of changes in ownership of such securities with the SEC. Such officers, directors and 10% stockholders of the Company are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company’s review of the copies of such forms received by it with respect to the fiscal year ended December 31, 2012, all reports were filed on a timely basis.

CODE OF ETHICS

The Board of Directors adopted a Code of Ethics effective as of September 2, 2010 and reaffirmed on April 18, 2011 (the “Code of Ethics”), which is applicable to the directors, officers and employees of the Company and its subsidiaries and affiliates. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, full and fair disclosure, reporting of violations and compliance with laws and regulations.

The Code of Ethics is available on the Company’s website at http://www.newyorkrecoveryreit.com by clicking on “Investor Relations — Code of Ethics.” You may also obtain a copy of the Code of Ethics by writing to our secretary at: American Realty Capital New York Recovery REIT, Inc., 405 Park Avenue, 15th Floor, New York, New York 10022, Attention: Edward M. Weil, Jr. A waiver of the Code of Ethics for our chief executive officer may be made only by the Board of Directors or the appropriate committee of the Board of Directors and will be promptly disclosed to the extent required by law. A waiver of the Code of Ethics for all other employees may be made only by our chief executive officer, chief operating officer or general counsel and shall be discussed with the Board of Directors or a committee of the Board of Directors as appropriate.

COMPENSATION COMMITTEE REPORT

The Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Board of Directors recommended that the Compensation Discussion and Analysis be included in this Proxy Statement.

Nicholas S. Schorsch
William M. Kahane
Scott J. Bowman
William G. Stanley
Robert H. Burns

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company does not have a standing compensation committee and we do not separately compensate our executive officers. Executive compensation is determined by the Board in its entirety. During the fiscal year ended December 31, 2012, Mr. Schorsch, our chairman of the Board and chief executive officer of the Company served as an executive officer and/or director of ARCT, ARC RCA, ARC HT, ARC DNAV, ARCT III, ARCT IV, ARC Global, BDCA, ARC RFT and the Company. Mr. Kahane, a director and former executive officer of the Company until March 2012, currently serves or has served as an executive officer and/or director of ARCT, ARC RCA, ARC HT, ARC DNAV, BDCA, ARC RFT and the Company. Since Mr. Schorsch is, and Mr. Kahane was until March 2012, an officer of our Advisor and/or its affiliates, they did not receive any separate compensation from us for service as our executive officers and directors, and also did not receive any separate compensation from the entities listed herein for their service as executive officers and/or directors of those entities.

OTHER MATTERS PRESENTED FOR ACTION AT THE 2013 ANNUAL MEETING

Our Board of Directors does not intend to present for consideration at the Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the meeting, the persons named in the proxy will vote thereon pursuant to the discretionary authority conferred by the proxy.

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

Stockholder Proposals in the Proxy Statement

Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the Company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2014 annual meeting of stockholders, proposal must be received at our principal executive offices no later than December 31, 2013. Any proposal received after the applicable time in the previous sentence will be considered untimely.

Stockholder Proposals and Nominations for Directors to Be Presented at Meetings

For any proposal that is not submitted for inclusion in our proxy material for the 2014 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits unless we receive timely notice of the proposal in accordance with the procedures set forth in our bylaws. Under our bylaws, for a stockholder proposal to be properly submitted for presentation at our 2014 annual meeting of stockholders, our secretary must receive written notice of the proposal at our principal executive offices during the period beginning on December 1, 2013 and ending at 5:00 p.m., Eastern Time, on December 31, 2013. Any proposal received after the applicable time in the previous sentence will be considered untimely. Additionally, a stockholder proposal must contain information specified in our bylaws, including, without limitation:

1.	as to each director nominee,
•	the name, age, business address, and residence address of the nominee;
•	the class, series and number of any shares of stock of the Company beneficially owned by the nominee;
•	the date such shares were acquired and the investment intent of such acquisitions;
•	all other information relating to the nominee that is required under Regulation 14A under the Exchange Act to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved) or is otherwise required; and
2.	as to any other business that the stockholder proposes to bring before the meeting,
•	a description of the business to be brought before the meeting;
•	the reasons for proposing such business at the meeting;
•	any material interest in such business that the proposing stockholder (and certain persons, which we refer to as “Stockholder Associated Persons” (as defined below), if any) may have, including any anticipated benefit to the proposing stockholder (and the Stockholder Associated Persons, if any); and
3.	as to the proposing stockholder (and the Stockholder Associated Persons, if any), the class, series and number of all shares of stock of the Company owned by the proposing stockholder (and the Stockholder Associated Persons, if any), and the nominee holder for, and number of, shares owned beneficially but not of record by the proposing stockholder (and the Stockholder Associated Persons, if any); and
4.	as to the proposing stockholder (and the Stockholder Associated Persons, if any) covered by clauses (2) or (3) above,
•	the name and address of the proposing stockholder (and the Stockholder Associated Persons, if any) as they appear on the Company’s stock ledger, and current name and address, if different; and
5.	to the extent known by the proposing stockholder, the name and address of any other stockholder supporting the director nominee or the proposal of other business on the date of the proposing stockholder’s notice.

A “Stockholder Associated Person” means (i) any person controlling, directly or indirectly, or acting in concert with, the proposing stockholder, (ii) any beneficial owner of shares of stock of the Company owned by the proposing stockholder and (iii) any person controlling, controlled by or under common control with the Stockholder Associated Person.

All nominations must also comply with the Charter. All proposals should be sent via registered, certified or express mail to our secretary at our principal executive offices at: American Realty Capital New York Recovery REIT, Inc., 405 Park Avenue, 15th Floor, New York, NY 10022, Attention: Edward M. Weil, Jr. (telephone: (212) 415-6500).

By Order of the Board of Directors,
/s/ Edward M. Weil, Jr. Edward M. Weil, Jr., President, Treasurer and Secretary

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1a. Nicholas S. Schorsch	☐	☐	☐
1b. William M. Kahane	☐	☐	☐
1c. Scott J. Bowman	☐	☐	☐
1d. William G. Stanley	☐	☐	☐
1e. Robert H. Burns	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Such other business as may properly come before the meeting or any adjournment thereof.	☐	☐	☐

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000179131_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC
Annual Meeting of Stockholders
June 4, 2013 12:00 PM
This proxy is solicited by the Board of Directors

The undersigning hereby appoints Edward M. Weil, Jr. and Brian S. Block, or one of them, and each of them, with full power of substitution, to act as attorneys and proxies for the undersigned to attend the Annual Meeting of Stockholders of American Realty Capital New York Recovery REIT, Inc. (the "Company") to be held at the W New York, 541 Lexington Avenue, New York, NY 10022, at 12:00 p.m. (local time) on Tuesday, June 4, 2013, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast as the Annual Meeting and otherwise to represent the undersigned at the Annual Meeting with all powers possessed by the undersigned if personally present at the Annual Meeting. The undersigned acknowledges receipt from the Company prior to the execution of the proxy a Notice of Annual Meeting of Stockholders and a Proxy Statement, the terms of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Annual Meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED HEREIN. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" PROPOSAL 1. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter, including a motion to adjourn or postpone the Annual Meeting to another time and/or place for the purpose of soliciting additional proxies that may properly come before the Annual Meeting or any adjournment or postponement thereof. As the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting

.

Continued and to be signed on reverse side

0000179131_2 R1.0.0.51160